UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 30, 2015

Norcraft Companies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36173	37-1738347
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3020 Denmark Avenue, Suite 100 Eagan, MN		55121
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (800) 297-0661

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

Agreement and Plan of Merger

On March 30, 2015, Norcraft Companies, Inc. (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Fortune Brands Home & Security, Inc. (“Fortune Brands”), a Delaware corporation, and Tahiti Acquisition Corp. (the “Purchaser”), a Delaware corporation and an indirect wholly owned subsidiary of Fortune Brands. Pursuant to the Merger Agreement, the Purchaser will commence a cash tender offer (the “Tender Offer”) for all of the outstanding shares of the Company’s common stock (“Common Stock”) on or before April 21, 2015, but in no event earlier than April 14, 2015, at a purchase price of $25.50 per share (the “Offer Price”) and upon the terms and subject to the conditions of the Merger Agreement. Consummation of the Tender Offer is subject to customary closing conditions, as set forth in the Merger Agreement. The Company’s Board of Directors has unanimously approved the Merger Agreement.

The consummation of the Tender Offer is subject to, among other things, (i) there having been validly tendered and not validly withdrawn shares of Common Stock that represent at least a majority of the shares of Common Stock outstanding on a fully diluted basis as of the expiration of the Tender Offer (as such expiration date may be extended), (ii) expiration or termination of any applicable waiting period (or extension thereof) under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, or receipt of any related affirmative governmental approval or clearance, (iii) the absence of a Company Material Adverse Effect (as defined in the Merger Agreement) and (iv) other customary closing conditions contained in the Merger Agreement.

Following the consummation of the Tender Offer and subject to the satisfaction or waiver of the conditions set forth in the Merger Agreement, the Purchaser will be merged with and into the Company, with the Company surviving as an indirect wholly owned subsidiary of Fortune Brands (the “Merger”). As of the effective time of the Merger, each outstanding share of Common Stock (including each share of Common Stock resulting from the exchange of units of Norcraft Companies LLC pursuant to the relevant exchange agreements, but excluding any shares of Common Stock owned by the Company as treasury stock and shares of Common Stock held by stockholders that have properly exercised and perfected appraisal rights under Delaware law) will be converted automatically into the right to receive an amount in cash equal to the Offer Price, without interest. The Merger Agreement contemplates that the Merger will be effected pursuant to Section 251(h) of the Delaware General Corporation Law. Accordingly, no vote of the stockholders of the Company will be required to consummate the Merger.

The Merger Agreement provides that, immediately prior to the effective time of the Merger, all unexercised options will be cancelled and converted automatically into the right to receive for each share of Common Stock issuable under such option an amount in cash equal to the excess of the Offer Price over the exercise price payable in respect of such share of Common Stock, without interest.

The Merger Agreement contains customary representations and warranties of the Company, Fortune Brands and the Purchaser. The Merger Agreement also contains customary covenants and agreements, including with respect to the operation of the business of the Company and its subsidiaries between signing and closing, governmental filings and approvals, public disclosures and similar matters.

During the period beginning on the date of the Merger Agreement and ending at 11:59 p.m. on May 4, 2015 (the “Go-Shop Period”), the Company may, upon the terms and subject to the conditions in the Merger Agreement, initiate, solicit, encourage and facilitate any inquiry, discussion, offer or request from third parties, and provide non-public information to and engage in discussions or negotiations with third parties, with respect to alternative acquisition proposals. Starting at 11:59 p.m. on May 4, 2015 (the “No-Shop Period Start Date”), the Company will become subject to customary “no-shop” restrictions on its ability to solicit alternative acquisition proposals from third parties and to provide non-public information to and engage in discussions or negotiations with third parties regarding alternative acquisition proposals, except that the Company may continue to engage in the aforementioned activities with third parties from whom the Company has received an alternative acquisition proposal during the Go-Shop Period that the Board has determined constitutes or could reasonably be expected to result in a Superior Proposal (as defined below) (each, an “Excluded Party”).

Notwithstanding the limitations applicable after the No-Shop Period Start Date, the Company may under certain circumstances provide information to and participate in discussions or negotiations with third parties with respect to any unsolicited alternative acquisition proposal that the Board has determined constitutes or could reasonably be expected to result in a Superior Proposal. A “Superior Proposal” is an acquisition proposal for at least 50% of the assets or equity of the Company which the Board determines in good faith, after consultation with its outside legal counsel and financial advisors, to be more favorable to the Company’s stockholders from a financial point of view than the Tender Offer and Merger.

The Merger Agreement contains certain customary termination rights for the Company and Fortune Brands, including (i) for breach of representations, warranties and covenants that would preclude satisfaction of the conditions to the consummation of the transaction and (ii) in the case of Fortune Brands, in the event of a Company Material Adverse Effect (as defined in the Merger Agreement). In addition, the Company may terminate the Merger Agreement during the period beginning on August 31, 2015 and ending on September 4, 2015 if the Tender Offer has not been consummated subject to certain conditions. Upon termination of the Merger Agreement under specified circumstances, the Company will be required to pay Fortune Brands a termination fee. If the termination fee becomes payable as a result of the Company terminating the Merger Agreement in order to enter into a definitive acquisition agreement with an Excluded Party prior to May 29, 2015, the amount of the termination fee will be $10 million. If the termination fee becomes payable in any other circumstances, including due to entry into a definitive acquisition agreement within twelve months of the Company’s termination of the Merger Agreement during the period from August 31, 2015 through September 4, 2015, the amount of the termination fee will be $20 million. In addition to the foregoing termination rights, either party may terminate the Merger Agreement if the Merger is not consummated on or before October 30, 2015.

The foregoing description of the Merger Agreement is not complete and is qualified in its entirety by reference to the Merger Agreement, which is attached to this report as Exhibit 2.1 and is incorporated herein by reference. A copy of the press release issued by the Company on March 30, 2015 concerning the Merger Agreement is filed herewith as Exhibit 99.1 and is incorporated herein by reference. The Merger Agreement and the foregoing description of the agreement have been included to provide investors and stockholders with information regarding the terms of the agreement. They are not intended to provide any other factual information about the Company. The representations, warranties and covenants contained in the Merger Agreement were made only as of specified dates for the purposes of such agreement, were solely for the benefit of the parties to such agreement and may be subject to qualifications and limitations agreed upon by such parties. In particular, in reviewing the representations, warranties and covenants contained in the Merger Agreement and discussed in the foregoing description, it is important to bear in mind that such representations, warranties and covenants were negotiated with the principal purpose of allocating risk between the parties, rather than establishing matters as facts. Such representations, warranties and covenants may also be subject to a contractual standard of materiality different from those generally applicable to stockholders and reports and documents filed with the U.S. Securities and Exchange Commission (the “SEC”), and are also qualified in important part by a confidential disclosure schedule delivered by the Company to Fortune Brands in connection with the Merger Agreement. Investors and stockholders should not rely on such representations, warranties and covenants as characterizations of the actual state of facts or circumstances described therein. Information concerning the subject matter of such representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the parties’ public disclosures.

Tender and Support Agreement

In connection with the signing of the Merger Agreement, certain funds and persons associated with Mark Buller, Saunders, Karp & Megrue and Trimaran Capital Partners who own directly or have the right to acquire, pursuant to certain exchange arrangements, approximately 53.6% of Norcraft Companies (excluding options), have entered into tender and support agreements with Fortune Brands and Purchaser pursuant to which they have committed to tender their shares of Norcraft Companies in the Tender Offer and otherwise support the transactions contemplated by the Merger Agreement. The foregoing description of the tender and support agreements is not complete and is qualified in its entirety by reference to such agreements, which is attached as the form agreement to this report as Exhibit 99.2 and incorporated herein by reference.

Tax Receivable Termination Agreements

On March 30, 2015, immediately following the execution of the Merger Agreement, the Company entered into three tax receivable termination agreements (the “Tax Receivable Termination Agreements”) with shareholders and equityholders (the “TRA Counterparties”) of Norcraft Companies LLC and the Company that hold rights to payments under tax receivable agreements (the “TRAs”). The TRAs as originally entered into prior to the Company’s initial public offering provide for early termination payments in a change of control transaction. The Tax Receivable Termination Agreements provide for the amounts that would be paid if the Merger is consummated in satisfaction of the existing TRAs and confirm the termination of the TRAs upon such payments. The foregoing description of the Tax Receivable Termination Agreements is not complete and is qualified in its entirety by reference to the Tax Receivable Termination Agreements, which are attached to this report as Exhibits 10.1, 10.2 and 10.3 and are incorporated herein by reference.

Employment Agreement Amendments and Severance Agreements

In connection with entering into the Merger Agreement, the Company has entered into employment agreement amendments and severance agreements with the following executives and senior managers: (i) Mark Buller, (ii) Leigh Ginter, (iii) Eric Tanquist, (iv) Kurt Wanninger, (v) John Swedeen and (vi) Simon Solomon. These agreements strengthen the severance protection to these individuals and are designed to provide sufficient protection to these individuals to incentivize them to remain committed to the Company through the consummation of the transaction. The foregoing description of these employment agreement amendments and severance agreements is not complete and is qualified in its entirety by reference to such agreements, which are attached to this report as Exhibits 10.4, 10.5, 10.6, 10.7, 10.8 and 10.9 and are incorporated herein by reference.

Item 2.02	Results of Operations and Financial Condition

On March 30, 2015, the Company issued a press release relating to the Merger Agreement and reporting financial results for the fourth quarter and fiscal year ended December 31, 2015.

The information included in this Item 2.02 of Current Report on Form 8-K shall not be deemed “filed” for purposes of, nor shall it be deemed incorporated by reference in, any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except as expressly set forth by specific reference in such a filing.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As disclosed in Item 1.01 hereof, which is incorporated herein by reference, the Company has entered into employment agreement amendments and severance agreements, effective March 30, 2015, with the following executives and senior managers: (i) Mark Buller, (ii) Leigh Ginter, (iii) Eric Tanquist, (iv) Kurt Wanninger, (v) John Swedeen and (vi) Simon Solomon.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

2.1	Agreement and Plan of Merger, dated as of March 30, 2015, by and among Norcraft Companies, Inc., Fortune Brands Home & Security, Inc. and Tahiti Acquisition Corp. the other parties named therein

10.1	Tax Receivable Termination Agreement (Exchanges), dated as of March 30, 2015, by and among Norcraft Companies, Inc. and the other parties named therein

10.2	Tax Receivable Termination Agreement (SKM Norcraft Contribution), dated as of March 30, 2015, by and among Norcraft Companies, Inc. and the other parties named therein

10.3	Tax Receivable Termination Agreement (Trimaran Cabinet Contribution), dated as of March 30, 2015, by and among Norcraft Companies, Inc. and the other parties named therein

10.4	Amendments to Employment Letter, effective as of March 30, 2015, from Norcraft Holdings, L.P. to Mark Buller

10.5	Amendments to Employment Letter, effective as of March 30, 2015, from Norcraft Holdings, L.P. to Leigh Ginter

10.6	Amendments to Employment Letter, effective as of March 30, 2015, from Norcraft Holdings, L.P. to Kurt Wanninger

10.7	Amendments to Employment Letter, effective as of March 30, 2015, from Norcraft Holdings, L.P. to John Swedeen

10.8	Severance Agreement Letter, effective as of March 30, 2015, from Norcraft Holdings, L.P. to Simon Solomon

10.9	Severance Agreement Letter, effective as of March 30, 2015, from Norcraft Holdings, L.P. to Eric Tanquist

99.1	Press Release, issued by Norcraft Companies, Inc., dated March 30, 2015

99.2	Form of Tender and Support Agreement, dated as of March 30, 2015, by and among Norcraft Companies, Inc., Fortune Brands Home & Security, Inc., Tahiti Acquisition Corp. and certain stockholders of Norcraft Companies, Inc.

Notice to Investors

The Tender Offer described above has not yet commenced. This filing and the attached exhibits are not an offer to buy nor a solicitation of an offer to sell any securities of the Company. The solicitation and the offer to buy shares of the Company’s common stock will only be made pursuant to a tender offer statement on Schedule TO, including an offer to purchase, a letter of transmittal and other related materials that Fortune Brands and the Purchaser intend to file with the SEC. In addition, the Company will file with the SEC a Solicitation/Recommendation Statement on Schedule 14D-9 with respect to the Tender Offer. Once filed, investors will be able to obtain the tender offer statement on Schedule TO, the offer to purchase, the Solicitation/Recommendation Statement of the Company on Schedule 14D-9 and related materials with respect to the Tender Offer and the Merger free of charge at the website of the SEC at www.sec.gov, and from the information agent named in the Tender Offer materials. Investors may also obtain, at no charge, any such documents filed with or furnished to the SEC by the Company under the “Investors” section of the Company’s website at

www.norcraftcompanies.com. INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THESE DOCUMENTS WHEN THEY BECOME AVAILABLE, INCLUDING THE SOLICITATION/RECOMMENDATION STATEMENT OF THE COMPANY AND ANY AMENDMENTS THERETO, AS WELL AS ANY OTHER DOCUMENTS RELATING TO THE TENDER OFFER AND THE MERGER THAT ARE FILED WITH THE SEC, CAREFULLY AND IN THEIR ENTIRETY PRIOR TO MAKING ANY DECISIONS WITH RESPECT TO WHETHER TO TENDER THEIR SHARES PURSUANT TO THE TENDER OFFER BECAUSE THEY CONTAIN IMPORTANT INFORMATION, INCLUDING THE TERMS AND CONDITIONS OF THE TENDER OFFER.

Forward-Looking Statements

Statements included in this report that are not a description of historical facts are forward-looking statements. Words or phrases such as “believe,” “may,” “could,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “seek,” “plan,” “expect,” “should,” “would” or similar expressions are intended to identify forward-looking statements, and are based on the Company’s current beliefs and expectations. These forward-looking statements include without limitation statements regarding the planned completion of the Tender Offer and the Merger. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company’s actual future results may differ materially from the Company’s current expectations due to the risks and uncertainties inherent in its business. These risks include, but are not limited to: uncertainties as to the timing of the Tender Offer and the Merger; uncertainties as to the percentage of the Company’s stockholders tendering their shares in the tender offer; the possibility that competing offers will be made; the possibility that various closing conditions for the tender offer or the merger may not be satisfied or waived, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the merger; the effects of disruption caused by the transaction making it more difficult to maintain relationships with employees, collaborators, customers, vendors and other business partners; and risks and uncertainties pertaining to the Company’s business; and risks and uncertainties pertaining to the business of the Company, including the risks detailed under “Risk Factors” and elsewhere in the Company’s public periodic filings with the SEC, as well as the tender offer materials to be filed by Fortune Brands and the Purchaser and the Solicitation/Recommendation Statement to be filed by the Company in connection with the Tender Offer. All forward-looking statements are qualified in their entirety by this cautionary statement and the Company undertakes no obligation to revise or update this report to reflect events or circumstances after the date hereof, except as required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 31, 2015	Norcraft Companies, Inc.

	By:	/s/ Leigh Ginter
	Name:	Leigh Ginter
	Title:	Chief Financial Officer